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Exhibit 23.(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-115006 and 333-132895 on Form SB-2 and Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949, 333-85988, 333-99233, and 333-143557 on Form S-8 of our report dated March 1, 2006, pertaining to the consolidated financial statements of MFIC Corporation which appears in the Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Brown & Brown, LLP

Boston, Massachusetts
March 18, 2008

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  Exhibit 23.(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM